Exhibit 99.01

Press Release
www.shire.com

Shire delivers a strong first quarter performance

April 28, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces results for the three months to March 31, 2011.

Financial Highlights	Q1 2011(1)
Product sales	$889 million	+24%
Total revenues	$972 million	+19%

Non GAAP operating income	$306 million	+15%
US GAAP operating income	$267 million	+22%

Non GAAP diluted earnings per ADS	$1.23	+22%
US GAAP diluted earnings per ADS	$1.11	+25%

Non GAAP cash generation	$208 million	-25%
Non GAAP free cash flow	$155 million	+9%
US GAAP net cash provided by operating activities	$202 million	+8%

(1) Percentages compare to equivalent 2010 period.

The Non GAAP financial measures included within this release are explained on page 20, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 17 - 19.

Angus Russell, Chief Executive Officer, commented:

“Shire delivered a strong first quarter with product sales from our diverse portfolio up 24%. Non GAAP diluted earnings per ADS increased 22% in the quarter. Sales of our ADHD treatments INTUNIV, VYVANSE and ADDERALL XR were all up and the overall ADHD market in the US showed good growth (13%). GI sales performed well in the first quarter, driven by LIALDA.

Our rare disease treatments, particularly VPRIV and REPLAGAL, continued their success around the world with strong growth and represent 30% of our total product sales.

This quarter we were granted FDA approval of INTUNIV as adjunctive therapy to stimulants for ADHD, we filed our US complete response for FIRAZYR and were granted European approval for FIRAZYR self-administration. Our new HGT manufacturing site in Massachusetts is progressing as planned and we’ve now filed for European approval of REPLAGAL in this facility.

The successful advancement of our pipeline is driving increased investment in research and development. Early data from exploratory clinical trials for VYVANSE in potential new uses is very encouraging, including the most recent findings in negative symptoms of schizophrenia, announced today.  We have further plans for a study in binge eating disorder as well as the progression of our phase 3 program in major depressive disorder.  Our Carrier Wave Guanfacine program continues to make progress. We anticipate further pipeline news this year.

We have made a strong start to 2011, which underpins our previously stated financial guidance.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY

First Quarter 2011 Unaudited Results

	Q1 2011			Q1 2010
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	972	-	972	816	-	816
Operating income	267	39	306	218	47	265
Diluted earnings per ADS	$1.11	$0.12	$1.23	$0.89	$0.12	$1.01

•
Product sales were up 24% to $889 million (Q1 2010: $718 million), driven by growth from VYVANSE® (up 31% to $202 million), LIALDA®/MEZAVANT® (up 37% to $87 million), REPLAGAL® (up 55% to $105 million) and VPRIV® (up $53 million to $59 million). On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, product sales were up 24%.

•
Total revenues were up 19% (CER: up 19%) to $972 million (Q1 2010: $816 million). Increased product sales were partially offset by lower royalties (down 23% to $74 million), due to lower royalty income from Impax Laboratories Inc’s (“Impax”) authorized generic version of ADDERALL XR® (down 59% to $17 million) as Q1 2010 included royalties on launch shipments not repeated in 2011.

•
Non GAAP operating income was up 15% to $306 million (Q1 2010: $265 million). Higher total revenues were partially offset by higher operating costs in Q1 2011, as we have chosen to increase investment in research and development (“R&D”) to sustain the progression of our pipeline. In the first quarter, we have increased selling, general and administrative (“SG&A”) expenditure to support our ongoing international expansion and anticipated future growth, and we also absorbed a full quarter's operating costs for Movetis and our commercial hub in Switzerland. On a US GAAP basis, operating income was up 22% to $267 million (Q1 2010: $218 million).

•
Non GAAP diluted earnings per ADS were up 22% to $1.23 (Q1 2010: $1.01), principally due to higher Non GAAP operating income and a lower quarterly Non GAAP effective tax rate of 22%. On a US GAAP basis, diluted earnings per ADS were up 25% to $1.11 (Q1 2010: $0.89).

•
Cash generation, a Non GAAP measure, decreased by $68 million to $208 million (Q1 2010: $276 million). Cash generation in Q1 2011 was impacted by the timing and quantum of sales deduction payments, particularly for Medicaid, and lower Impax royalty receipts (Q1 2010 included royalty receipts for Impax’s initial Q4 2009 stocking). The effect of these items, together with the increase in operating expenditure, more than offset increased cash receipts from higher product sales in Q1 2011.

Free cash flow, also a Non GAAP measure, increased by $12 million to $155 million (Q1 2010: $143 million) as lower cash generation was more than compensated by lower cash tax payments in Q1 2011 compared to Q1 2010.

On a US GAAP basis, net cash provided by operating activities increased by $16 million to $202 million (Q1 2010: $186 million).

•	Net debt at March 31, 2011 was $365 million (December 31, 2010: $531 million), a reduction of $166 million over the quarter.

2011 OUTLOOK

We have made a strong start to 2011, which underpins our previously stated financial guidance.

For the full year 2011 we continue to expect good product sales growth, in line with the growth rate achieved in 2010, driven by our young product portfolio, offsetting the impact of the sale of DAYTRANA last year.  We expect total royalty and other revenues to be down 10% compared to 2010. Gross margins we anticipate being at a similar percentage of product sales for the full year 2011 as seen in the first quarter.

We have identified significant opportunities for future growth both by advancing our pipeline and continuing the international expansion of our portfolio. As we support this growth, increase investment behind the positive progression of our pipeline and absorb a full year of Movetis's operating activities and the limited impact of US Healthcare reform, we expect the increase in combined Non GAAP R&D and SG&A compared to 2010 to be at the upper end of the 10 to 13% range. We continue to expect our Non GAAP effective tax rate to be between 22 and 24%.

Overall, the further operational leverage we expect to achieve will drive good earnings growth in 2011 and we reiterate our aspirational growth targets.

PRODUCT LAUNCHES AND SIGNIFICANT LABEL CHANGES

Subject to obtaining the requisite regulatory/governmental approvals, product launches and significant label changes planned over the next 12 months include:

PRODUCT LAUNCHES

•	EQUASYM® for the treatment of ADHD in certain European countries;

•	RESOLOR® for the symptomatic treatment of chronic constipation in women for whom laxatives fail to provide adequate relief, in certain European countries;

•	VPRIV for the treatment of type 1 Gaucher disease in certain European and Latin American countries; and

•	FIRAZYR® for the symptomatic treatment of acute attacks of hereditary angioedema (“HAE”) in the US and certain European and Latin American countries.

SIGNIFICANT LABEL CHANGES

•	LIALDA® for the maintenance of remission of ulcerative colitis in the US.

FIRST QUARTER 2011 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

VYVANSE/VENVANSETM – for the treatment of ADHD

•	On April 18, 2011 Shire launched VENVANSE for the treatment of ADHD in children in Brazil, the first launch of lisdexsamfetamine dimesylate (marketed as VYVANSE in the US) outside of North America.

LIALDA – for the treatment of ulcerative colitis

•	On February 10, 2011 Health Canada granted approval of LIALDA for the maintenance of remission of ulcerative colitis.

INTUNIV® – for the treatment of ADHD

•
On February 28, 2011 Shire announced that the US Food and Drug Administration (“FDA”) had approved the use of once-daily INTUNIV extended-release tablets as adjunctive therapy to stimulants for the treatment of ADHD in children and adolescents aged 6 to 17 as part of a total treatment program.

REPLAGAL – for the treatment of Fabry disease

•
REPLAGAL remains the global market leader for the treatment of Fabry disease. Shire expects to have manufacturing capacity to continue uninterrupted treatment for all patients currently on REPLAGAL and to continue to meet anticipated demand from new and switch patients in 2011.

•
In April 2011, Shire filed for approval in Europe of the new manufacturing facility in Lexington, MA for the production of REPLAGAL. Approval will allow greater manufacturing flexibility. Shire has already cleared an important milestone with the successful inspection of the facility by European authorities in support of this submission.

VPRIV – for the treatment of Type 1 Gaucher disease

•
Shire has seen rapid adoption of VPRIV worldwide, with market share of 34% in the US and 18% globally, and patients continue to initiate treatment. Approval of the new manufacturing facility in Lexington for VPRIV will provide substantial additional capacity; process validation runs are currently ongoing. Shire’s continuing priority is to ensure long-term, uninterrupted treatment for patients on VPRIV.

FIRAZYR – for the treatment of HAE

•
On March 3, 2011 Shire announced that the European Commission had approved FIRAZYR for self-administrated subcutaneous injections. FIRAZYR is the first and only treatment for acute Type I and Type II HAE attacks licensed for self-administration in Europe.

•
On March 21, 2011 Shire announced that the FDA had assigned a Prescription Drug User Fee Act date of August 25, 2011 for the review of the New Drug Application (“NDA”) for FIRAZYR. This followed Shire’s submission of a complete response to the not approvable letter issued by the FDA regarding the NDA for FIRAZYR submitted by Jerini AG.

Pipeline

VYVANSE – for the treatment of other non-ADHD indications

•
Data from a recently completed Phase 2 proof-of-concept clinical trial indicates a statistically significant improvement in negative symptoms of schizophrenia. In this 14-week, flexible dose, multi-center study with open-label and double-blind components, VYVANSE was administered as adjunctive therapy to clinically stable patients with predominant negative symptom schizophrenia and taking established maintenance doses of atypical antipsychotic medications, using an open-label, rater-blinded design. VYVANSE was well tolerated, and not associated with notable worsening of positive symptoms, or new vital sign, laboratory or ECG findings. No rebound or negative or withdrawal symptoms were found in the subsequent placebo-controlled, double-blind withdrawal portion of the study.

RESOLOR – for the treatment of opioid-induced constipation

•	A Phase 3 clinical program has been initiated to assess the safety and efficacy of RESOLOR in the treatment of opioid-induced constipation in patients with chronic, non-cancer pain.

OTHER FIRST QUARTER DEVELOPMENTS

Paragraph IV Notice Letter for ADDERALL XR

•
In February 2011, Shire was notified by Watson Laboratories, Inc. (“Watson”) that it had submitted an Abbreviated New Drug Application (“ANDA”) under the Hatch-Waxman Act seeking permission to market a generic version of all approved strengths of ADDERALL XR. This new ANDA is not covered under the existing settlement agreements entered into in November 2007 between Shire and Watson (the “Settlement Agreements”). The Settlement Agreements cover a different ANDA and do not provide any license for Watson to sell the products covered in Watson’s new ANDA. On April 5, 2011 Shire filed a lawsuit in the U.S. District Court for the Southern District of New York against Watson and its subsidiaries for infringement of certain of Shire’s ADDERALL XR patents and also for breach of contract in connection with the Settlement Agreements. The filing of the lawsuit triggered a stay of approval of this ANDA for up to 30 months. No trial date has been set.

ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894 157

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248
	Jessica Cotrone (jcotrone@shire.com)	+1 781 482 9538

Dial in details for the live conference call for investors 13:00 BST/8:00 EDT on April 28, 2011:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 844 335 0351
Password/Conf ID:	172136
Live Webcast:	http://www.shire.com/shireplc/en/investors

OVERVIEW OF FIRST QUARTER 2011 FINANCIAL RESULTS

1.	Product sales

For the three months to March 31, 2011 product sales increased by 24% to $889.3 million (Q1 2010: $718.2 million) and represented 91% of total revenues (Q1 2010: 88%).

Product Highlights

		Year on year growth				US Exit Market Share(1)
Product	Sales $M	Sales		CER	US Rx(1)

VYVANSE	202.3	+31%	1	+31%	+24%	15%
ADDERALL XR	111.2	+21%	1	+21%	+12%	8%
REPLAGAL	105.4	+55%	1	+56%	n/a(3)	n/a(3)
ELAPRASE®	103.5	+3%	1	+2%	n/a(2)	n/a(2)
LIALDA / MEZAVANT	87.1	+37%	1	+37%	+13%	20%
PENTASA®	64.5	+11%		+11%	0%	15%
VPRIV	59.0	+917%	1	+921%	n/a(2)	n/a(2)
INTUNIV	41.9	+21%	1	+21%	+152%	3%
FOSRENOL®	41.2	-13%	1	-13%	-14%	6%
FIRAZYR	5.3	+141%	1	+141%	n/a(3)	n/a(3)
RESOLOR	0.9	n/a	1	n/a	n/a(3)	n/a(3)
OTHER	67.0	-27%	1	-28%	n/a	n/a
Total product sales	889.3	+24%	1	+24%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended March 31, 2011.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q1 2011.

VYVANSE – ADHD

The growth in VYVANSE product sales was due to an increase in US prescription demand, following 13% growth in the US ADHD market and increases to VYVANSE’s share of that market, together with the effect of price increases taken since Q1 2010. These positive effects were partially offset by higher sales deductions in Q1 2011 compared to Q1 2010.

ADDERALL XR – ADHD

The growth in product sales was due to an increase in US prescription demand, following 13% growth in the US ADHD market and increases to ADDERALL XR’s share of that market, together with the effects of stocking in Q1 2011 compared to de-stocking in Q1 2010. These positive effects were partially offset by higher sales deductions in Q1 2011 compared to Q1 2010.

REPLAGAL – Fabry disease

The growth in REPLAGAL product sales was driven by the treatment of new patients being both naïve patients and switches from the competing enzyme replacement therapy product. The majority of patients added in Q1 2011 were naïve patients.

ELAPRASE – Hunter syndrome

The growth in sales of ELAPRASE was driven by increased volumes across all regions in which ELAPRASE is sold, although the rate of growth in Q1 2011 was impacted by the timing of shipments to certain markets that order less frequently falling in April rather than March.

LIALDA/MEZAVANT – Ulcerative colitis

Product sales for LIALDA/MEZAVANT continued to grow in Q1 2011, driven primarily by increased US prescription demand as a result of an increase in US market share and price increases taken since Q1 2010.

PENTASA – Ulcerative colitis

The growth in PENTASA product sales was driven by price increases taken since Q1 2010, partially offset by higher sales deductions in Q1 2011 as compared to Q1 2010.

VPRIV – Gaucher disease

VPRIV has seen significant growth since its approval in the US in Q1 2010 and in Europe in Q3 2010. Growth in patients being treated with VPRIV continues in all major markets and we continue our launch plans in countries across Europe.

 INTUNIV – ADHD

INTUNIV prescription demand in the US continues to increase, up 10% from Q4 2010, although product sales declined slightly compared to Q4 2010 as stocking of $5 million in the fourth quarter was not repeated in Q1 2011.

Product sales were up 21% from Q1 2010, despite Q1 2010 benefiting from $17.6 million of previously deferred revenue from initial stocking shipments made in 2009.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL in the EU decreased primarily due to mandatory price reductions taken in Q2 2010. Product sales of FOSRENOL in the US decreased due to lower US prescription demand and higher sales deductions in Q1 2011 compared to Q1 2010.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

3TC® and Zeffix®	1.00	35.5	-3%	-3%
ADDERALL XR	1.00	16.8	-59%	-59%
Other	1.00	21.3	19%	18%
Total	1.00	73.6	-23%	-23%

Royalty income decreased in Q1 2011 compared to the same period in 2010, as Impax’s authorized generic version of ADDERALL XR contributed significantly lower royalties in Q1 2011 (Q1 2010 included royalties on launch shipments which were not repeated in Q1 2011). Other royalties (primarily FOSRENOL in Japan and REMINYL®) were up $3.4 million compared to Q1 2010.

3.	Financial details

Cost of product sales

	Q1 2011	% of product sales	Q1 2010	% of product sales
	$M		$M
Cost of product sales (US GAAP)	124.5	14%	101.9	14%
Transfer of manufacturing from Owings Mills	(2.8)		(7.2)
Depreciation	(5.5)		(2.5)
Cost of product sales (Non GAAP)	116.2	13%	92.2	13%

Cost of product sales as a percentage of product sales was constant quarter on quarter as margins remained strong across the portfolio.

R&D

	Q1 2011	% of product sales	Q1 2010	% of product sales
	$M		$M
R&D (US GAAP)	177.9	20%	131.0	18%
Depreciation	(4.7)		(3.7)
R&D (Non GAAP)	173.2	19%	127.3	18%

Non GAAP R&D costs increased by $45.9 million, or 36%, due to increased investment in a number of targeted R&D programs, including new uses for VYVANSE, Guanfacine Carrier Wave, RESOLOR in men and children, Sanfilippo A and other early stage development programs.

On a US GAAP basis, R&D costs in Q1 2011 increased by $46.9 million, or 36% compared to Q1 2010.

SG&A

	Q1 2011	% of product sales	Q1 2010	% of product sales
	$M		$M
SG&A (US GAAP)	402.9	45%	359.9	50%
Intangible asset amortization	(36.1)		(34.6)
Depreciation	(14.6)		(16.3)
SG&A (Non GAAP)	352.2	40%	309.0	43%

Non GAAP SG&A costs increased by $43.2 million, or 14%, as the Company supported its continued product sales growth and absorbed a full quarter of Movetis’s operating costs. On a US GAAP basis, SG&A costs in Q1 2011 increased by $43.0 million, or 12% compared to Q1 2010.

Reorganization costs

For the three months to March 31, 2011 Shire recorded reorganization costs of $5.5 million (Q1 2010: $5.0 million) relating to the transfer of manufacturing from its Owings Mills facility and the establishment of an international commercial hub in Switzerland.

Integration and acquisition costs

For the three months to March 31, 2011 Shire recorded net income from integration and acquisition related activities totaling $6.4 million (Q1 2010: costs $0.6 million), which comprise integration costs for Movetis and adjustments to the estimated contingent consideration for EQUASYM.

Interest expense

For the three months to March 31, 2011 the Company incurred interest expense of $9.2 million (Q1 2010: $9.0 million). Interest expense principally relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The effective rate of tax for the three months to March 31, 2011 was 19% (Q1 2010: 24%), and the effective rate of tax on Non GAAP income was 22% (Q1 2010: 26%).

The effective rate of tax on Non GAAP income in 2011 is lower than the same period in 2010 due to favourable changes in profit mix and the release of provisions for uncertain tax positions following settlement of certain tax audits in Q1 2011.

FINANCIAL INFORMATION

Unaudited US GAAP results for the three months to March 31, 2011
Consolidated Balance Sheets
	March 31,	December 31,
	2011	2010
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	712.0	550.6
Restricted cash	30.8	26.8
Accounts receivable, net	786.3	692.5
Inventories	281.9	260.0
Deferred tax asset	129.7	182.0
Prepaid expenses and other current assets	170.8	168.4

Total current assets	2,111.5	1,880.3

Non-current assets:
Investments	119.5	101.6
Property, plant and equipment, net	869.8	853.4
Goodwill	414.9	402.5
Other intangible assets, net	1,985.8	1,978.9
Deferred tax asset	116.9	110.4
Other non-current assets	54.4	60.5

Total assets	5,672.8	5,387.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,208.5	1,239.3
Deferred tax liability	4.4	4.4
Other current liabilities	35.7	49.6

Total current liabilities	1,248.6	1,293.3

Non-current liabilities:
Convertible bonds	1,100.0	1,100.0
Deferred tax liability	348.4	352.1
Other non-current liabilities	206.7	190.8

Total liabilities	2,903.7	2,936.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.2 million shares issued and outstanding (2010: 1,000 million shares authorized; and 562.2 million shares issued and outstanding)	55.7	55.7
Additional paid-in capital	2,769.6	2,746.4
Treasury stock: 10.9 million shares (2010: 14.0 million)	(217.3)	(276.1)
Accumulated other comprehensive income	168.8	85.7
Accumulated deficit	(7.7)	(160.3)

Total equity	2,769.1	2,451.4

Total liabilities and equity	5,672.8	5,387.6

Unaudited US GAAP results for the three months to March 31, 2011
Consolidated Statements of Income

3 months to March 31,	2011	2010
	$M	$M
Revenues:
Product sales	889.3	718.2
Royalties	73.6	95.3
Other revenues	9.3	2.7
Total revenues	972.2	816.2

Costs and expenses:
Cost of product sales(1)	124.5	101.9
Research and development	177.9	131.0
Selling, general and administrative(1)	402.9	359.9
Loss on sale of product rights	1.3	-
Reorganization costs	5.5	5.0
Integration and acquisition costs	(6.4)	0.6
Total operating expenses	705.7	598.4

Operating income	266.5	217.8

Interest income	0.6	0.4
Interest expense	(9.2)	(9.0)
Other income, net	0.3	10.8
Total other (expense)/income, net	(8.3)	2.2

Income from continuing operations before income taxes and equity in earnings/(losses) of equity method investees	258.2	220.0
Income taxes	(48.1)	(53.6)
Equity in earnings/(losses) of equity method investees, net of taxes	1.2	(0.5)
Net income	211.3	165.9

Earnings per ordinary share – basic	38.5	c	30.5	c

Earnings per ADS – basic	115.5	c	91.5	c

Earnings per ordinary share – diluted	37.0	c	29.7	c

Earnings per ADS – diluted	111.0	c	89.1	c

Weighted average number of shares:
	Millions		Millions

Basic	549.5		543.9
Diluted	593.6		586.1

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to March 31, 2011 (2010: $0.4 million). SG&A costs include amortization of intangible assets relating to intellectual property rights acquired of $36.1 million for the three months to March 31, 2011 (2010: $34.6 million).

Unaudited US GAAP results for the three months to March 31, 2011
Consolidated Statements of Cash Flows

3 months to March 31,	2011	2010
	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	211.3	165.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63.5	64.3
Share based compensation	15.7	14.1
Gain on sale of non-current investments	-	(11.1)
Other	(5.5)	5.2
Movement in deferred taxes	42.2	52.2
Equity in (earnings)/losses of equity method investees	(1.2)	0.5

Changes in operating assets and liabilities:
Increase in accounts receivable	(74.8)	(10.8)
Increase in sales deduction accrual	31.2	64.9
Increase in inventory	(12.7)	(24.2)
Decrease/(increase) in prepayments and other current assets	1.1	(18.1)
Decrease/(increase) in other assets	3.9	(0.6)
Decrease in accounts and notes payable and other liabilities	(72.8)	(116.1)
Net cash provided by operating activities(A)	201.9	186.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	(4.1)	6.3
Purchases of non-current investments	(2.5)	-
Purchases of property, plant and equipment	(46.5)	(43.6)
Proceeds from disposal of non-current investments and property, plant and equipment	0.1	2.1
Returns of equity investments	1.1	-
Net cash used in investing activities(B)	(51.9)	(35.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment under building financing obligation	(0.2)	(0.7)
Proceeds from exercise of options	0.2	1.5
Tax benefit of stock based compensation	9.0	4.8
Net cash provided by financing activities(C)	9.0	5.6

Effect of foreign exchange rate changes on cash and cash equivalents(D)	2.4	2.0

Net increase in cash and cash equivalents(A) +(B) +(C) +(D)	161.4	158.6
Cash and cash equivalents at beginning of period	550.6	498.9
Cash and cash equivalents at end of period	712.0	657.5

Unaudited US GAAP results for the three months to March 31, 2011
Selected Notes to the Financial Statements

(1) Earnings per share

3 months to March 31,	2011	2010
	$M	$M

Net Income	211.3	165.9

Numerator for basic EPS	211.3	165.9
Interest on convertible bonds, net of tax	8.4	8.4

Numerator for diluted EPS	219.7	174.3

Weighted average number of shares:
	Millions	Millions

Basic(1)	549.5	543.9
Effect of dilutive shares:
Stock options(2)	10.9	9.0
Convertible bonds 2.75% due 2014(3)	33.2	33.2

Diluted	593.6	586.1

(1) Excludes shares purchased by the Employee Share Ownership Trust (“ESOT”) and presented by Shire as treasury stock.
(2) Calculated using the treasury stock method.
(3) Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

3 months to March 31,	2011	2010
	No. of shares Millions(1)	No. of shares Millions(1)

Stock options out of the money	7.5	16.1

(1) For the three months ended March 31, 2011 and 2010, certain stock options have been excluded from the calculation of diluted EPS because their exercise prices exceeded Shire plc’s average share price during the calculation period.

Unaudited US GAAP results for the three months to March 31, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to March 31,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	revenue
Net product sales:
SP
ADHD
VYVANSE	202.3	154.4	31%	21%
ADDERALL XR	111.2	91.8	21%	11%
INTUNIV	41.9	34.5	21%	4%
EQUASYM	4.6	2.4	92%	<1%
DAYTRANA	-	18.4	n/a	n/a
	360.0	301.5	19%	37%
GI
LIALDA/MEZAVANT	87.1	63.6	37%	9%
PENTASA	64.5	58.2	11%	7%
RESOLOR	0.9	-	n/a	<1%
	152.5	121.8	25%	16%
General products
FOSRENOL	41.2	47.1	-13%	4%
XAGRID	22.7	23.3	-3%	2%
CARBATROL	16.6	20.1	-17%	2%
	80.5	90.5	-11%	8%

Other product sales	23.1	27.6	-16%	2%
Total SP product sales	616.1	541.4	14%	63%

HGT
REPLAGAL	105.4	68.0	55%	11%
ELAPRASE	103.5	100.8	3%	11%
VPRIV	59.0	5.8	917%	6%
FIRAZYR	5.3	2.2	141%	<1%
Total HGT product sales	273.2	176.8	55%	28%

Total product sales	889.3	718.2	24%	91%

Royalties:
3TC and ZEFFIX	35.5	36.6	-3%	4%
ADDERALL XR	16.8	40.8	-59%	2%
Other	21.3	17.9	19%	2%
Total royalties	73.6	95.3	-23%	8%

Other revenues	9.3	2.7	244%	1%

Total Revenues	972.2	816.2	19%	100%

Unaudited results for the three months to March 31, 2011
Non GAAP reconciliation

	US GAAP		Adjustments						Non GAAP

3 months to,	March 31, 2011		Amortization & asset impairments		Acquisitions & integration activities	Divestments, reorganizations & discontinued operations		Reclassify depreciation	March 31, 2011
			(a)		(b)	(c)		(d)
	$M		$M		$M	$M		$M	$M
Total revenues	972.2		-		-	-		-	972.2

Costs and expenses:
Cost of product sales	124.5		-		-	(2.8)		(5.5)	116.2
Research and development	177.9		-		-	-		(4.7)	173.2
Selling, general and administrative	402.9		(36.1)		-	-		(14.6)	352.2
Loss on sale of product rights	1.3		-		-	(1.3)		-	-
Reorganization costs	5.5		-		-	(5.5)		-	-
Integration and acquisition costs	(6.4)		-		6.4	-		-	-
Depreciation	-		-		-	-		24.8	24.8
Total operating expenses	705.7		(36.1)		6.4	(9.6)		-	666.4

Operating income	266.5		36.1		(6.4)	9.6		-	305.8

Interest income	0.6		-		-	-		-	0.6
Interest expense	(9.2)		-		-	-		-	(9.2)
Other income/(expense), net	0.3		2.4		-	-		-	2.7
Total other expense, net	(8.3)		2.4		-	-		-	(5.9)
Income from continuing operations before income taxes and equity in earnings of equity method investees	258.2		38.5		(6.4)	9.6		-	299.9
Income taxes	(48.1)		(11.9)		(3.8)	(1.9)			(65.7)
Equity in earnings of equity method investees, net of tax	1.2		-		-	-		-	1.2
Net income attributable to Shire plc	211.3		26.6		(10.2)	7.7		-	235.4
Impact of convertible debt, net of tax	8.4		-		-	-		-	8.4
Numerator for diluted EPS	219.7		26.6		(10.2)	7.7		-	243.8
Weighted average number of shares (millions) – diluted	593.6		-		-	-		-	593.6
Diluted earnings per ADS	111.0	c	13.4	c	(5.1c )	3.9	c		123.2	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($36.1 million), impairment of available for sale securities ($2.4 million), and tax effect of adjustments;

(b)
Acquisition and Integration activities: Costs associated with the acquisition of Movetis ($1.8 million), adjustment to contingent consideration payable for EQUASYM ($8.2 million); and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($2.2 million) and dual running costs ($0.6 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($1.3 million), reorganization costs ($5.5 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland; and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $24.8 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the three months to March 31, 2010
Non GAAP reconciliation

	US GAAP		Adjustments						Non GAAP

3 months to,	March 31, 2010		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations	Reclassify depreciation	March 31, 2010
			(a)		(b)		(c)	(d)
	$M		$M		$M		$M	$M	$M
Total revenues	816.2		-		-		-	-	816.2

Costs and expenses:
Cost of product sales	101.9		-		-		(7.2)	(2.5)	92.2
Research and development	131.0		-		-		-	(3.7)	127.3
Selling, general and administrative	359.9		(34.6)		-		-	(16.3)	309.0
Reorganization costs	5.0		-		-		(5.0)	-	-
Integration and acquisition costs	0.6		-		(0.6)		-	-	-
Depreciation	-		-		-		-	22.5	22.5
Total operating expenses	598.4		(34.6)		(0.6)		(12.2)	-	551.0

Operating income	217.8		34.6		0.6		12.2	-	265.2

Interest income	0.4		-		-		-	-	0.4
Interest expense	(9.0)		-		-		-	-	(9.0)
Other income/(expense), net	10.8		-		-		(11.1)	-	(0.3)
Total other expense, net	2.2		-		-		(11.1)	-	(8.9)
Income from continuing operations before income taxes and equity in losses of equity method investees	220.0		34.6		0.6		1.1	-	256.3
Income taxes	(53.6)		(9.7)		(0.1)		(3.1)	-	(66.5)
Equity in losses of equity method investees, net of tax	(0.5)		-		-		-	-	(0.5)
Net income attributable to Shire plc	165.9		24.9		0.5		(2.0)	-	189.3
Impact of convertible debt, net of tax	8.4		-		-		-	-	8.4
Numerator for diluted EPS	174.3		24.9		0.5		(2.0)	-	197.7
Weighted average number of shares (millions) – diluted	586.1		-		-		-	-	586.1
Diluted earnings per ADS	89.1	c	12.8	c	0.3	c	(1.0c )	-	101.2	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($34.6 million); and tax effect of adjustment;
(b)	Acquisitions & integration activities: Costs associated with acquisition of EQUASYM ($0.6 million); and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.1 million), dual running costs ($1.1 million) and reorganization costs ($5.0 million) primarily for the transition of manufacturing from Owings Mills to a third party; gain on disposal of investment in Virochem Pharma Inc. ($11.1 million); and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $22.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the three months to March 31, 2011
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to March 31,
	2011	2010
	$M	$M
Net cash provided by operating activities	201.9	186.2
Tax and interest payments, net	6.4	90.1
Non GAAP cash generation	208.3	276.3

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cashflow:

	3 months to March 31,
	2011	2010
	$M	$M
Net cash provided by operating activities	201.9	186.2
Capital expenditure	(46.5)	(43.6)
Non GAAP free cash flow	155.4	142.6

Net debt comprises:

	March 31,	December 31,
	2011	2010
	$M	$M
Cash and cash equivalents	712.0	550.6
Restricted cash	30.8	26.8

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(8.3)	(8.4)
Net Debt	(365.5)	(531.0)

NOTES TO EDITORS

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals and Human Genetic Therapies products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income from continuing operations before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; Non GAAP cash generation; Non GAAP free cashflow and net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded from both 2011 and 2010 Non GAAP earnings, and from our 2011 Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interest in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, Research and development and Selling, general and administrative costs in our US GAAP results, has been separately disclosed for the presentation of 2010 and 2011 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cashflow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 17 to 19.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2011 results using average 2010 foreign exchange rates for the relevant period.

Average exchange rates for Q1 2011 were $1.60:£1.00 and $1.37:€1.00 (2010: $1.56:£1.00 and $1.38:€1.00).

TRADEMARKS

All trademarks designated ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a registered trademark of Ferring B.V. and REMINYL® which is a trademark of Johnson & Johnson outside the UK and Republic of Ireland (and a trademark of Shire in the UK and Republic of Ireland). Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2010.